                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            TASTY BAKING COMPANY
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             TASTY BAKING COMPANY
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                              TASTY BAKING COMPANY

                            2801 HUNTING PARK AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19129

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 2, 1995

                               ----------------

To Our Shareholders:

  The Annual Meeting of Shareholders of Tasty Baking Company will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, on Friday, June 2, 1995, at 11:00 A.M., for the following purposes:

    (1) to amend the Company's Articles of Incorporation (the "Charter") and By-Laws to preclude the expiration of, and extend until the Annual Meeting of Shareholders to be held in 1998, Article SIXTH of the Charter and
  Article III of the By-Laws, which provide (a) for the continued classification of the Board of Directors into three classes of directors with successive three year terms of office and a limit on the total number of directors, as presently provided for, at which time directors again will be elected for one year terms; (b) that a director may not be removed from office without cause except by the affirmative vote of the holders of 75% of the Company's outstanding voting stock, and (c) that such provisions may not be altered, amended or repealed except by the affirmative vote of the holders of 75% of the Company's outstanding voting stock;

    (2) to amend the Company's Articles of Incorporation to preclude the expiration of, and modify and extend until the Annual Meeting of Shareholders to be held in 1998, Article SEVENTH, which provides (a) that unless first approved by 75% of the directors then in office, specified business combinations for which shareholder approval is required must be approved by the holders of 75% of the Company's outstanding voting stock and (b) that such provisions may not be altered, amended or repealed except by the affirmative vote of the holders of 75% of the Company's outstanding voting stock;

    (3) to elect two directors in Class 3 to hold office until the Annual Meeting of Shareholders in 1998, and until their successors are elected and qualified unless Proposal No. 1 is not approved by shareholders, in which event they would be elected to hold office until the Annual Meeting of Shareholders in 1996 and until their successors are elected and qualified;

    (4) to adopt the 1994 Long Term Incentive Plan;

    (5) to approve the selection of Coopers & Lybrand L.L.P. as independent certified public accountants for the fiscal year ending December 30, 1995, and

    (6) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only shareholders of record at the close of business on April 7, 1995, will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                               Elizabeth H. Gemmill, Esq.
                                              Vice President and Secretary

Philadelphia, Pennsylvania, April 28, 1995

-------------------------------------------------------------------------------
 SHAREHOLDERS ARE REQUESTED TO SIGN, MARK, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                              TASTY BAKING COMPANY
                            2801 HUNTING PARK AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19129
                                  215-221-8500

                               ----------------

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 1995

                               ----------------

                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tasty Baking Company (hereinafter called the "Company" or "Tasty") to be used in voting at the Annual Meeting of Shareholders to be held on Friday, June 2, 1995 at 11:00 A.M., at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy and the Company's 1994 Annual Report, including Consolidated Balance Sheets as of December 31, 1994 and January 1, 1994 and Consolidated Statements of Operations and Retained Earnings, Changes in Capital Accounts and Cash Flows for the fiscal years ended December 31, 1994, January 1, 1994 and December 26, 1992, have been mailed on or before April 28, 1995 to each shareholder of record at the close of business on April 7, 1995.

  You are requested to sign, mark and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience.

  Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The proxies shall have the discretionary authority to vote cumulatively for the election of Directors and to distribute such votes among the nominees standing for election (except as otherwise instructed by a shareholder in the accompanying proxy) to assure the election of the nominees of the Board of Directors. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. As provided by the laws of Pennsylvania, a shareholder may revoke the Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.

  The expense of soliciting Proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, Proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone and possibly by facsimile transmission. At the Annual Meeting, in accordance with past practice, shareholders will be requested to approve the minutes of the 1994 Annual Meeting of Shareholders. The approval requested will be for the minutes, and not the underlying actions taken by the shareholders at that meeting.

  As hereinafter used, and unless otherwise provided, the term "Executive Officers" refers to the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President, Human Resources, the Vice President, Sales and Marketing, and the Vice President, Manufacturing.

                               VOTING SECURITIES

GENERAL

  Each holder of record of the Company's Common Stock at the close of business on April 7, 1995 is entitled to one vote per share on matters that come before the meeting, except that cumulative voting rights may be exercised with respect to the election of Directors as described in the following paragraph.

CUMULATIVE VOTING

  A shareholder wishing to exercise cumulative voting rights in the election of Directors may multiply the number of shares which he or she is entitled to vote by the total number of Directors to be elected (two) and may distribute the total number of such votes among one or more nominees in such proportion as he or she desires. The proxies shall have the discretionary authority to vote cumulatively and to distribute such votes among the nominees so as to assure the election of the nominees of the Board of Directors, except such nominees as to whom a shareholder withholds authority to vote and except where a shareholder has directed that votes be cast cumulatively by specific instructions to the proxies.

  At the close of business on April 7, 1995, there were outstanding 6,135,037 shares of the Company's Common Stock entitled to vote at the Annual Meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth, as of April 7, 1995, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the Directors and nominees, and by all Directors and Officers of the Company as a group:

                                        AMOUNT AND NATURE OF
                                        BENEFICIAL OWNERSHIP
     NAME AND ADDRESS OF             ---------------------------    PERCENT OF
       BENEFICIAL OWNER              DIRECT     INDIRECT            SHARES(1)
       ----------------              ------     --------            ----------
  Philip J. Baur, Jr.                 90,048    223,439(2)(3)(5)         5
   2801 Hunting Park Avenue
   Philadelphia, PA 19129
  Marie B. Dillin                       --      773,399(3)(4)(6)(7)     12
   1408 S. Highland Park Drive
   Lake Wales, FL 33853
   NAME OF DIRECTOR AND/OR
NOMINEE AND EXECUTIVE OFFICER
-----------------------------
  Fred C. Aldridge, Jr.               38,337(9)   --                     *
  Philip J. Baur, Jr.                 90,048    223,439(2)(3)(5)         5
  James L. Everett, III               19,992(9)   --                     *
  Myron S. Gelbach, Jr.               23,537(9)   --                     *
  Nelson G. Harris                    73,172(9)   --                     1
  John M. Pettine                     46,126(8)   --                     *
  Harold F. Still, Jr.                 1,000      --                     *
  Judith M. vonSeldeneck               1,000      --                     *
  Carl S. Watts                       46,710(8)   --                     *
  Brookes A. Britcher, Jr.            31,530(8)   --                     *
  William E. Mahoney                  14,000(8)   --                     *
  W. Dan Nagle                        27,400(8)   --                     *
  All Directors and Executive
   Officers as a Group (12 persons)  412,852(8) 223,439(2)(3)(5)        10

* Represents less than 1% of the outstanding stock.

--------
(1) Based on information furnished to the Company by the respective shareholders, or contained in filings made with the Securities and Exchange Commission. For purposes of this table, if a person has or shares voting or investment power with respect to such shares, they are considered beneficially owned by that person under rules of the Securities and Exchange Commission. As a result, in some cases, the same shares are listed opposite more than one name in the table. The table also includes shares which are the subject of presently exercisable stock options granted to certain officers and directors of the Company under stock option plans of the Company. Such shares are deemed outstanding for the purpose of computing the percentage ownership of such officers and directors individually and in the aggregate. The total number of shares held by shareholders of the Company who were known by the Company to own beneficially more than 5% of the outstanding Common Stock, after elimination of duplication, is 975,491 or 15% of the outstanding shares of Common Stock.
(2) Includes (i) 12,217 shares in a trust of which Philip J. Baur, Jr. has sole voting and investment power, (ii) 10,794 shares owned by the Philippian Foundation, a charitable foundation of which Mr. Baur is trustee and has sole voting and investment power and (iii) 10,787 shares owned by Mr. Baur's spouse. Also includes 42,152 shares held in three trusts of which Mr. Baur and CoreStates Bank N.A. are co-trustees and share investment power. Mr. Baur has sole power to vote all shares held in these three trusts.
(3) Includes 111,395 shares held in two trusts created by Emma M. Baur, deceased, Philip J. Baur, Jr. and Marie B. Dillin are co-trustees and share voting and investment power.
(4) A total of 462,004 shares are held in three trusts created under the will of Philip J. Baur, deceased, of which First Fidelity Bank and Marie B. Dillin are co-trustees and share investment power. Marie B. Dillin has sole power to vote all the shares held in the three trusts.
(5) Includes 36,094 shares held in a trust created through distribution of the Estate of Marguerite E. Baur, deceased. Philip J. Baur, Jr. and Edwin R. Boynton are co-trustees for the trust, Mr. Baur has sole power to vote all shares held in this trust.
(6) Includes 18,000 shares held in a trust created through distribution of the Estate of Marguerite E. Baur deceased. Marie B. Dillin and Steven P. Crouse are co-trustees. Marie B. Dillin has sole power to vote all shares held in the trust.
(7) Includes 182,000 shares held in a trust created by Marie B. Dillin, of which Marie B. Dillin and Northern Trust Bank of Florida are co-trustees and share voting and investment power.
(8) Includes presently exercisable options for 18,500, 33,000, 14,000, 14,000 and 19,750 shares for Messrs. Pettine, Watts, Britcher, Mahoney and Nagle, respectively, granted to them under the Company's 1985 Stock Option Plan. 1991 Long Term Incentive Plan and 1994 Long Term Incentive Plan which is subject to shareholder approval.
(9) Includes replacement options for 16,037, 16,037, 16,037 and 26,366 shares granted to Mr. Aldridge, Mr. Everett, Mr. Gelbach, and Mr. Harris respectively under the 1993 Replacement Option Plan (P&J Spin-Off).

                 PROPOSED EXTENSION OF ANTI-TAKEOVER AMENDMENTS

INTRODUCTION

  Summary. At the Special Meeting of Shareholders held on December 20, 1985, the Company's shareholders adopted amendments to the Company's Charter and to the Company's By-Laws. An amendment to Article SIXTH of the Charter and to
Article III of the By-Laws (i) established a classified Board of Directors for a limited period of time and a limit on the total number of directors and (ii) provided that Directors might not be removed without cause except by the affirmative vote of the holders of 75% of the voting power of the Company's capital stock entitled to vote at an annual or special meeting of shareholders ("Voting Stock"). An amendment to Article SIXTH of the Charter also provided that once adopted, the affirmative vote of the holders of 75% of the voting power of the Voting
Stock would be required to change or eliminate Article SIXTH at any time prior to the 1989 annual meeting of shareholders.

  The addition of Article SEVENTH to the Charter required a 75% vote of the Voting Stock, rather than a simple majority vote, to approve mergers and certain other business combinations involving the Company ("Business Combinations") for which shareholder approval is required at any annual or special meeting of shareholders held not later than the annual meeting to be held in 1989, unless the transaction were first approved by 75% of the Company's directors. Article SEVENTH could not be changed or eliminated according to its terms except by the affirmative vote of the holders of 75% of the voting power of the Voting Stock at any time prior to the 1989 annual meeting of shareholders.

  At the Annual Meeting of Shareholders held on April 21, 1989, the Company's shareholder adopted amendments to Articles SIXTH & SEVENTH of the Company's Charter and to the Company's By-Laws which extended those provisions until the 1992 Annual Meeting of Shareholders.

  At the Annual Meeting of Shareholders held on April 24, 1992, the Company's shareholders adopted further amendments to Articles SIXTH & SEVENTH of the Company's Charter and to the Company's By-Laws which extend those provisions until the 1995 Annual Meeting of Shareholders.

  The Company's Board of Directors has proposed and recommended the adoption of further amendments to the Company's Charter and By-Laws (collectively, the "Amendments") which are set forth in Annex I attached hereto. The Amendments are being submitted in the form of two separate proposals discussed in detail below under the captions "Proposal No. 1: Classified Board of Directors and Related Matters" and "Proposal No. 2: Supermajority Voting." Unless these Amendments are adopted, the provisions for a classified Board of Directors and requiring a 75% shareholder vote to approve certain Business combinations will automatically expire at the 1995 annual meeting of shareholders. The Amendments being proposed, if adopted by shareholders, will extend those provisions for another three years. Shareholders are urged to read carefully the materials that follow as they involve matters of particular importance.

  General Considerations. The Amendments being proposed were approved by the Board of Directors of the Company by a vote of 9 to 0 at a regular meeting held on January 20, 1995. In general, the original amendments and their extension by the proposed Amendments are designed to reduce the Company's vulnerability to an acquisition of control which has not been negotiated with and approved by the Board of Directors. These Amendments could have the effect, however, of making it more difficult to replace existing management, whether or not in the context of an effort to acquire control of the Company. The Amendments also could serve to discourage certain efforts to acquire control of the Company in transactions that could benefit some or all of the shareholders and could give minority shareholders the ability to prevent certain Business Combinations. See "Potential Disadvantages to Shareholders" on page 5 and "Proposal No. 2:
Supermajority Voting--Reasons for and Effect of the Charter Amendment" on page
9.

  The Amendments are not being proposed in response to any specific effort to obtain control of the Company.

  Role of the Board of Directors. The Company's Board of Directors has noted that certain tactics, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or significant corporate restructuring, the institution of proxy fights and partial tender offers have become relatively common in corporate takeover practice. The Board believes that such tactics can be highly disruptive to a company and can result in significantly dissimilar (and less favorable) treatment of a company's shareholders. The Amendments are being submitted for shareholder approval to discourage such tactics.

  Continuation of a classified board (together with the related amendments continuing the existing limitations on the total number of directors and on the removal of directors without cause and requiring a

75% shareholder vote to effect changes in these provisions) will, by making it more time-consuming for a dissident shareholder to gain control of the Board without its consent, ensure continuity in the affairs and business strategy of the Company. Because shareholders are entitled to exercise cumulative voting in electing directors, the number and percentage of votes required to elect a director is increased by the existence of a classified board. The supermajority vote requirement for certain Business Combinations is designed to achieve some assurance that any multi-step attempt to gain control of the Company without Board approval is made on terms which offer similar treatment to most, if not all, shareholders. Neither the classified board nor the requirement for a supermajority vote impedes a takeover that is approved by the directors of the Company.

  Board-approved transactions offer the shareholders several advantages. The Board of Directors believes that it is in a better position than individual shareholders to determine an appropriate value of the Company and to negotiate effectively for such a price with any potential offerer. In negotiating to achieve equal treatment for all shareholders at a price adequately compensating them for control of the Company, the Board can take into account the underlying and long-term value of the Company's assets and business, the possibilities for alternate transactions on favorable terms, possible advantages of a tax-free reorganization and anticipated favorable developments in the Company's business not yet reflected in stock prices. Accordingly, the Board believes that it is in the best interest of the Company and its shareholders to encourage potential acquirers to negotiate directly with the Board of Directors. It is also the Board's view that the Amendments will not discourage anyone from proposing a merger or other transaction at a price reflective of the value of the Company and on terms that are in the best interest of all shareholders.

  Potential Disadvantages to Shareholders. The amendments adopted in 1985 and extended in 1989 and 1992 and the Amendments presently proposed are designed to discourage a partial tender offer or other method of gaining control of the Company unless the transaction is approved by the Board of Directors. The overall effect of these Amendments, if adopted, may be to discourage certain Business Combinations such as partial takeovers or mergers, which could be of benefit to some or all of the shareholders. Since non-negotiated offers may substantially exceed the then current market price of the Company's stock, the Amendments may prevent some shareholders from selling their stock at premium prices. These Amendments also may deter certain market purchases of the Company's stock that could have the effect of raising, at least temporarily, the market price for such stock. Moreover, to the extent the Amendments deter any potential acquirors from such takeover attempts, they also may have the effect of maintaining the incumbent management in office. Finally, these amendments may have the effect of giving a minority of shareholders who control more than 25% of the Voting Stock the ability to block certain Business Combinations.

  Each of the two proposed amendments to the Charter contains a provision requiring an affirmative vote of 75% of all Voting Stock to alter or repeal the provisions of those amendments at any time until after the annual meeting of shareholders to be held in 1998, even though only a majority vote of those shareholders voting is required initially for their adoption.

PROPOSAL NO. 1: CLASSIFIED BOARD OF DIRECTORS AND RELATED MATTER.

  Summary. The Board of Directors proposes the amendment of Article SIXTH to the Charter and Article III of the By-Laws. The full text of these amendments is set forth in Annex I and is incorporated herein by reference. This "Summary" and the "Description of the Charter and By-Laws Amendments" are qualified in their entirety by the actual provisions of these amendments set forth in Annex 1. The By-Laws currently divide the Board of Directors into three classes of directors, each class containing an equal or nearly equal number of directors. After their initial election, the successors to the classes of directors whose terms have expired have been elected to a three-year term. Under the current provisions, commencing in 1995, directors are to be elected for a one year term. The Charter and By-Laws also provide that a 75% vote of all Voting Stock will be required to remove a director without cause or to change or eliminate these provisions at any time prior to the annual meeting of shareholders to be held in 1995.

  The proposal would extend until the annual meeting of shareholders to be held in 1998 the requirement that directors be elected for three year terms and that a 75% vote of all Voting Stock will be required for the removal of a director without cause or to change or eliminate these provisions.

  Vote Required for Approval. The affirmative vote of at least a majority of the votes which all shareholders present in person or by proxy at the Annual Meeting of Shareholders are entitled to cast is required to adopt this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

  Description of the Charter and Bylaws Amendments. The number of directors is presently set at nine pursuant to the By-Laws. As amended by the shareholders in 1985, 1989, 1992, Article SIXTH of the Charter and Article III of the Bylaws provide that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible and limit the total number of directors. Effective with the election of directors at the annual meeting of shareholders held in 1986, the Company's directors were divided into three classes, one class to hold office initially until the annual meeting of shareholders to be held in 1987, a second class to hold office initially until the annual meeting of shareholders to be held in 1988 and a third class to hold office initially until the annual meeting of shareholders to be held in 1989. At the annual meetings of shareholders held from 1987 to 1994, the successors to the classes of directors whose terms expired at each of those meetings were elected for a three-year term. Under the current provisions, commencing with the annual meeting to be held in 1995, the successors to the class of directors whose term expires at that meeting and at subsequent meetings would be elected for a one-year term (or, in all cases, until their respective successors are duly elected and qualified).

  Article SIXTH of the Charter and Article III of the By-Laws also provide for the removal of a director or the entire Board of Directors without cause at any time prior to the annual meeting of shareholders to be held in 1995 only if the holders of at least 75% of the voting power of the Voting Stock vote in favor of such removal at an annual meeting of shareholders or at any special meeting called for that purpose.

  Article SIXTH of the Charter requires the affirmative vote of the holders of at least 75% of the voting power of the Voting Stock for the alteration, amendment or repeal of, or adoption of any provision inconsistent with the proposed amendment to Article SIXTH at any annual or special meeting of shareholders held at any time prior to the annual meeting to be held in 1995.
Article III of the By-Laws as proposed to be amended contains a similar voting requirement to alter, amend or repeal the provisions dealing with removal of directors without cause.

  The Amendments proposed would continue the classified Board of Directors so that the successors to the classes of directors whose terms expire in 1995, 1996 and 1997 will be elected for a three-year term. Thereafter, at each annual meeting commencing with the annual meeting to be held in 1998, the successors to the class of directors whose term expires at that meeting will be elected for a one-year term (or, in all cases, until their respective successors are duly elected and qualified). The Amendments proposed will also extend through 1998 the requirement of a 75% vote of all Voting Stock to remove a director without cause or to change or eliminate these provisions.

  Reasons for and Effect of the Charter and By-Laws Amendments. The Board of Directors believes that the adoption of the proposed amendments to Article SIXTH of the Charter and Article III of the By-Laws will be advantageous to the Company and its shareholders by insuring continuity in the Board of Directors during the next several years. Because the proposed amendments provide that the directors elected at the annual meetings of shareholders to be held in 1995, 1996 and 1997 will serve three-year terms rather than one-year terms, shareholders who control more than 50% of the voting power of the Voting Stock may not be able to gain control of the Board until the annual meeting of shareholders to be held in 1998. Moreover, because the Charter and By-Laws permit cumulative voting in the election of directors, the number and percentage of votes required to elect a single director increase as the number of directors to be elected at any meeting of shareholders decreases. Control could be obtained at any time, however, with the cooperation of the Board. Thus, the provision will encourage persons interested in acquiring control of the Company to negotiate with the Board. The Board believes that by encouraging any person intending to obtain control of the Company to negotiate with the Board, the Board will be in a better position to represent and protect the interests of all shareholders.

  In addition, the Board believes that the longer time required to elect a majority of the Board will assist in maintaining the stability of the Company's affairs and policies in the immediate future. Although there has been no problem in the past with continuity on the Board, the continuation of a classified Board will insure, at least for a limited period, that a majority of directors at any given time will already have served as directors and therefore will be familiar with the Company's long range goals and standard operating procedures.

  Nevertheless, certain transactions which might otherwise result in a change in control of the Company during the next three years may be discouraged because it would take an acquiring person at least two annual meetings effectively to gain control of the Board. This contrasts with the system in effect prior to the 1986 Annual Meeting of Shareholders, under which all directors stood for election each year, thus permitting a majority shareholder to obtain control at a single annual or special meeting of shareholders. This prospect of delay with a classified Board may tend to entrench the Company's incumbent Board. At each annual meeting of shareholders held in 1996 and 1997, if the proposal for a continuation of the classified Board is adopted, only two or three directors will be elected. Accordingly, it will require at least two annual meetings for shareholders, absent a 75% vote of all Voting Stock to eliminate the classified Board or otherwise dilute its effect, to replace a majority of the Board members at any time until after the annual meeting to be held in 1998 (when this provision will expire unless extended by a vote of the majority of the Voting Stock).

  The proposed amendments to Article SIXTH of the Charter and Article III of the By-Laws, insofar as they will continue the requirement of a 75% vote of all Voting Stock to remove a director or the entire Board without cause, together with the current By-Law provision for the filling of any vacancies occurring in the Board by the remaining directors, will prevent the holder of a majority of the voting power of the Voting Stock from removing incumbent directors and simultaneously gaining control of the Board by filling vacancies created by removal with its own nominees. The amendments will also continue, through the annual meeting to be held in 1998, the requirement that the number of directors shall never be more than ten, thereby precluding a majority shareholder from gaining control of the Board by increasing the number of Directors and appointing its own nominees to a majority of directorships.

  The proposal to continue until after the annual meeting to be held in 1998 the requirement of a supermajority vote of the shareholders to alter, amend, repeal or adopt any provision inconsistent with Article SIXTH of the Charter is designed to prevent a shareholder with a majority of the Voting Stock from avoiding these provisions (relating to the classified Board, the limit on the total number of directors and removal of a director without cause) by simply repealing or amending them.

PROPOSAL NO. 2: SUPERMAJORITY VOTING.

  Summary. The Board of Directors also proposes the amendment of Article SEVENTH to the Charter. The full text of this amendment is set forth in Annex I and is incorporated herein by reference. This "Summary" and the "Description of the Charter Amendment" are qualified in their entirety by the actual provisions of this amendment set forth in Annex I. Article SEVENTH presently requires the affirmative vote of the holders of 75% of the voting power of the Voting Stock to approve certain transactions involving the Company which have not been approved by 75% of the directors then in office. This supermajority voting requirement applies only to mergers and other transactions which are required (either by law or by the terms of an agreement to which the Company is a party) to be approved by the Company's shareholders and which are submitted to the shareholders for approval at an annual or special meeting of shareholders held not later than the annual meeting of shareholders to be held in 1995. Article SEVENTH of the Charter further provides that a 75% vote of all Voting Stock will be required to change or eliminate this provision at any time prior to the annual meeting to be held in 1995.

  The Amendment proposed would continue these requirements of a 75% supermajority vote through the annual meeting of 1998.

  Vote Required for Approval. The affirmative vote of at least a majority of the votes which all shareholders present in person or by proxy at the Annual Meeting of Shareholders are entitled to cast is required to adopt this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

  Description of the Charter Amendment. Prior to the adoption of Article SEVENTH to the Charter at the special meeting of shareholders in 1985, mergers (other than mergers involving a subsidiary of which the Company owns 90% of its stock), consolidations, the sale of substantially all of the assets of the Company, distributions to shareholders in partial or complete liquidation of the Company and reclassifications of securities and recapitalizations of the Company involving amendments to the Charter were generally required under Pennsylvania law to be approved by the holders of a simple majority of the voting power of the Voting Stock. Certain other transactions, such as certain mergers involving a subsidiary, 90% of whose stock is owned by the Company, recapitalizations and reclassifications not involving amendments to the Charter, and the issuance of securities by the Company in exchange for cash, securities or property not involving amendments to the Charter, did not and currently do not require shareholder approval under Pennsylvania law. In addition, mergers, consolidations, the sale of substantially all of the assets of any subsidiary of the Company, distributions to the Company in partial or complete liquidation of any subsidiary, reclassifications or recapitalizations, which involve a subsidiary of the Company, rather than the Company, were not and currently are not generally required to be approved by the shareholders of the Company.

  Article SEVENTH to the Charter currently requires the approval of 75% of the holders of the voting power of the Voting Stock as a condition to specified Business Combinations which are required by law or by an agreement to which the Company is a party to be approved by the shareholders but only if (i) the transaction has not been approved by 75% of the directors then in office and
(ii) the transaction is submitted to the shareholders for approval at an annual or special meeting of shareholders held not later than the annual meeting to be held in 1995. In the event 75% of the directors approved a particular Business Combination, or the Business Combination is submitted to the shareholders for approval after the annual meeting to be held in 1995, the usual requirements of Pennsylvania law would apply and, accordingly, only a simple majority vote of the shareholders would be required or, for certain transactions noted above, no shareholder vote would be necessary. Thus, depending upon the circumstances, Article SEVENTH requires a 75% vote of all Voting Stock for a Business Combination submitted to the shareholders for approval not later than the annual meeting to be held in 1995 in cases in which only a majority vote is otherwise required under Pennsylvania law.

  In 1988, certain amendments to the Pennsylvania Business Corporation Law were adopted and resulted in the addition of certain new types of transactions and in changes to some shareholder voting requirements. The proposed modifications to Article SEVENTH of the Charter are intended both to cover these new types of transactions and to provide that the term "Business Combination" applies to the same types of transactions as when the Charter amendments were originally adopted by the shareholders of the Company in 1985. Article SEVENTH is proposed to be modified to expand the definition of " Business Combination" to include
(i) divisions or share exchanges with respect to the Company or any of its subsidiaries, (ii) the dissolution of the Company or of any subsidiary required by law to be approved by shareholders, and (iii) any merger or consolidation which results in an increase of 15% or more in the total number of issued and outstanding shares of Voting Stock of the Company. The 1988 Pennsylvania Business Corporation Law changed the prior requirement that shareholder approval be obtained whenever there was a 15% increase in Voting Stock, to require shareholder approval only when there was at least a 50% increase in Voting Stock issued and outstanding as a result of a merger or consolidation.

  A "Business Combination" is defined in Article SEVENTH to include the following transactions: (a) a merger or consolidation of the Company or any subsidiary of the Company with any other corporation which is required by law to be approved by the shareholders or which would result in an increase by 15% or more of the number of shares of Voting Stock outstanding (including as a result of any conversion of securities into Voting Stock); (b) any sale, lease, or exchange for other disposition (in one or a series of transactions) of all, or substantially all, of the property and assets of the Company or any subsidiary of the Company which is required by law to be approved by the shareholders; (c) any dissolution or liquidation of the assets of the Company or any subsidiary of the Company which is required by law to be approved by the shareholders; (d) the issuance or transfer of any securities by the Company or any subsidiary of the Company in exchange for cash, securities or property (or a combination thereof) in one or more transactions which are required by law, or by any agreement to which the Company is a party, to be approved by the shareholders; (e) any share exchange or division with respect to the Company or any subsidiary thereof which is required by law to be approved or authorized by the shareholders; or (f) any reclassification of securities or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries, which is required by law, or by any agreement to which the Company is a party, to be approved by the shareholders.

  Article SEVENTH requires the affirmative vote of the holders of at least 75% of the voting power of the Voting Stock for the alteration, amendment or repeal of, or adoption of any provision inconsistent with Article SEVENTH at any time prior to the annual meeting of shareholders to be held in 1995.

  The Amendment proposed would continue, through the annual meeting of shareholders to be held in 1998, the requirements of approval of these specified Business Combinations by a vote of 75% of the voting power of the Voting Stock as well as the requirement that a 75% vote of all Voting Stock be required for any amendment or repeal of Article SEVENTH.

  Reasons for and Effect of the Charter Amendment. A number of companies have been the subject of tender offers for, or other acquisitions of, substantial amounts, but less than 75%, of their outstanding stock. Many such purchases have been followed by business combinations in which the tender offeror or other purchaser has paid a lower price for the remaining outstanding shares than the price it paid in acquiring its original ownership interest in the company or has paid a different form of consideration. Federal securities laws and regulations govern the disclosure required to be made to shareholders in such transactions but do not assure the fairness to shareholders of the terms of the business combination. Moreover, the state law right of the remaining shareholders of a company to dissent in connection with certain Business Combinations and receive the "fair value" of their shares in cash may involve significant expense, delay and uncertainty to dissenting shareholders. Further, in the case of many business combinations, including reclassifications or recapitalizations of the shares of the company's outstanding stock, the statutory right to dissent may not be available at all.

  In 1988, Pennsylvania, under whose laws the Company is incorporated, adopted certain amendments to the Business Corporation Law, the effect of which is to make more difficult certain business combinations which do not receive prior approval of the Board of Directors of the affected corporation. Under one such amendment, an investor who acquires 20% or more of the stock of the Company ("Interested Shareholder") is prohibited for a five year period, from engaging in specified business combinations with the Company which have not been approved by the Board of Directors prior to such stock acquisition unless approval of a majority of disinterested shareholders is obtained and such disinterested shareholders are paid a "fair price" for their shares. "Fair price" is determined using a statutory formula. The Company's Board of Directors amended the Corporation's Bylaws in 1988 and 1990 to provide that the remaining "anti-takeover" provision of the Business Corporation Law shall not be applicable to the Corporation. Thus, except for the restriction on business combinations with Interested Shareholders described above, the Corporation is not protected by statutory provisions intended to discourage business combinations which have not been approved by the Board.

  The proposed modifications to and continuation of the effect of Article SEVENTH to the Charter are intended to be a substitute for these statutory provisions and to prevent certain of the potential inequities of Business Combinations which involve two or more steps, by making it more difficult during approximately the next three years to complete certain Business Combinations which have not been approved by 75% of the directors. The Board believes that, to the extent a Business Combination requiring shareholder approval is involved as part of a plan to acquire control of the Company during this period of time, the amendment of Article SEVENTH to continue its effect would increase the likelihood that a purchaser would negotiate directly with the Company in order to avoid the 75% shareholder vote requirement. The Board believes it is in a better position than the individual shareholders of the Company to negotiate effectively on behalf of all shareholders in that the Board is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of the Company. Accordingly, the Board is of the view that negotiations between the purchaser and the Company would increase the likelihood that shareholders would receive a higher price for their shares from anyone desiring to obtain control of the Company through a Business Combination or otherwise. Article SEVENTH, as currently in effect and as proposed, however, will not limit the ability of a purchaser which can obtain the affirmative vote of at least 75% of the voting power of the Voting Stock to effect a Business Combination even if 75% of the Board does not approve the transaction.

  Although not all acquisitions of the Company's stock are made with the objective of acquiring control of the Company through a subsequent Business Combination, in many cases a purchaser desires to have the option to consummate a Business Combination. Assuming that to be the case, Article SEVENTH, as currently in effect and as proposed, would tend to discourage purchasers whose objective is to seek control of the Company, since acquiring the remaining equity interest until after the annual meeting of shareholders to be held in 1998 would not be assured unless 75% of voting power of the Voting Stock is acquired or the transaction is approved by the Board. Article SEVENTH is intended to discourage the accumulation of large blocks of the Company's stock during the next several years, which the Board believes to be disruptive to the stability of the Company's relationships with its employees, customers and lenders and which can sometimes precipitate a change of control of a company on terms unfavorable to a company's other shareholders.

  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Continuation of the effect of Article SEVENTH, as proposed to be amended, may discourage any and all such acquisitions, particularly those of less than all of the Company's shares and may thereby deprive the Company's shareholders of an opportunity to sell their stock at a temporarily higher market price. Because of the higher percentage requirement for shareholder approval of any subsequent Business Combination requiring such approval which is submitted to the shareholders not later than the annual meeting to be held in 1998 it may become more costly for a purchaser to assure that it will acquire control of the Company.

  Continuation of the effect of Article SEVENTH, as proposed to be amended, may, therefore, decrease the likelihood that a tender offer will be made for less than 75% of the voting power of the Voting Stock during the next several years and, as a result, may adversely affect those shareholders who would desire to participate in such a tender offer. A potential purchaser of stock seeking to obtain control also may be discouraged from purchasing stock because a 75% shareholder vote would be required to change or eliminate the provisions of Article SEVENTH, if continued, at any time until after the 1998 annual meeting of shareholders. Another effect of continuation of Article SEVENTH would be to give veto power to the holders of a minority of the Voting Stock with respect to a Business Combination requiring shareholder approval which is opposed by a minority of the Board of Directors but which a majority of the Board and shareholders may believe to be desirable and beneficial.

                        DIRECTORS AND EXECUTIVE OFFICERS

  At the Annual Meeting, two persons will be elected to the Board of Directors as Class 3 directors to serve for three years until the Annual Meeting in 1998, unless Proposal No. 1 providing for three-year terms for the directors whose terms expire in 1995, 1996 and 1997 is not approved. If Proposal No. 1 is not approved, the term of office of each Class 3 director elected will expire in 1996. The Company's Charter and By-Laws, as amended by the Shareholders at the Special Meeting held on December 20, 1985 and as amended by the Shareholders at the Annual Meeting held on April 21, 1989 and April 29, 1992, provide for three classes of Directors with staggered terms of three years each. At present, Class 1 directors will hold office until the Annual Meeting of Shareholders in 1996 and Class 2 directors will hold office until the Annual Meeting of Shareholders in 1997, with the members of each class to hold office until their successors are elected and qualified. Pursuant to the Retirement Policy of the Board of Directors, Myron S. Gelbach, Jr., who is a Class 3 Director, will retire effective as of the Annual Meeting of Shareholders. The Board of Directors at its January 20, 1995 meeting affixed the size of the Board of Directors at eight effective at the Annual Meeting of Shareholders, pursuant to the by-laws.

  Listed below are the nominees for the Board of Directors, as well as the remaining Directors and Executive Officers of the Company. Mr. Baur and Mrs. von Seldeneck are incumbent Directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders, provided that, as set forth above, the proxies have discretionary authority to cumulate their votes. It is not contemplated that any of the nominees will be unable or unwilling to serve as a Director, but, if that should occur, the Board of Directors reserves the right to nominate another person.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING
NOMINEES:

  NOMINEES FOR DIRECTORS -- CLASS 3 (TERM EXPIRES AT ANNUAL MEETING IN 1998):

  PHILIP J. BAUR, JR. (age 64) -- On December 31, 1987, Mr. Baur retired as President of Tastykake, Inc. a position he had held for more than fourteen years. Mr. Baur has been a Director of the Company since 1954 and Chairman of the Board since 1981. He is a Director of PrimeSource Corporation, Pennsylvania Manufacturers' Association and Pennsylvania Manufacturers' Association Insurance Company. Mr. Baur may be deemed a "control person" of the Company.

  JUDITH M. VON SELDENECK (age 54) -- Mrs. von Seldeneck was elected a Director in July, 1991. She is the Chief Executive Officer of Diversified Search Companies, a general executive search firm. Mrs. von Seldeneck is also a Director of Meridian Bancorp, Inc., Keystone Insurance Company and Triple A MidAtlantic.

  DIRECTORS -- CLASS 1 (TERM EXPIRES AT ANNUAL MEETING IN 1996):

  FRED C. ALDRIDGE, JR. (age 61) -- Mr. Aldridge was elected a Director in April, 1981. He is a senior partner at the Philadelphia law firm of Stradley, Ronon, Stevens & Young, counsel to the Company, President of The Grace S. and
W. Linton Nelson Foundation, a charitable foundation, and President of Preston Drainage Company, a Pennsylvania public utility company. He is a Director of PrimeSource Corporation.

  JOHN M. PETTINE (age 52) -- Mr. Pettine was elected a Director in April, 1992. Mr. Pettine was elected Vice President and Chief Financial Officer of the Company in April 1991. He had served as Vice-President, Finance since December, 1983. He is a Director of PrimeSource Corporation.

  HAROLD F. STILL, JR. (age 71) -- Mr. Still's principal occupation was that of Chairman of Meridian Bancorp, Inc. until his retirement on January 31, 1988. He has served as a Director of the Company since 1966.

  DIRECTORS -- CLASS 2 (TERM EXPIRES AT ANNUAL MEETING IN 1997):

  JAMES L. EVERETT, III (age 68) -- On August 1, 1988, Mr. Everett retired as Chairman of the Board and Chief Executive Officer of PECO Energy Company, a position he had held since June 1982. Mr. Everett is also a Director of Martin Marietta Corporation. He has served as a Director of the Company since 1970.

  NELSON G. HARRIS (age 68) -- Mr. Harris was elected a Director of Tasty Baking Company in April, 1979, President of the Company in September, 1979, Chief Executive Officer in April, 1981, and Chairman and Chief Executive Officer in February 1991 in which capacity he served until his retirement on May 1, 1992. Mr. Harris presently serves as Chairman of the Executive Committee of the Board of Directors. He is a Director of the CoreStates Financial Corp., American Water Works Company, Inc. and PECO Energy Company and PrimeSource Corporation.

  CARL S. WATTS (age 51) -- Mr. Watts was elected a Director in April, 1992. Mr. Watts was elected President and Chief Executive Officer, effective May 1, 1992 and was elected President of the Company in February 1991. He joined the Company in 1967 and has held a variety of positions in the Sales and Marketing Department. He became Vice President of Sales and Marketing in September 1985 and President of the Tastykake Division in November 1989.

  During the fiscal year ended December 31, 1994, eight scheduled meetings of the Board of Directors were held. In addition, an aggregate of eight meetings of the committees of the Board of Directors were held in that period. Attendance at the Board of Directors meetings and committee meetings averaged 98% among all directors during 1994. Each director attended 90% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

  During the Company's last fiscal year, the Company paid Mr. Aldridge $75,000 in consideration for legal services rendered to the Company. Stradley, Ronon, Stevens & Young was separately compensated for its legal services to the Company.

  During fiscal year 1994 non-officer directors of the Company's were each paid an annual retainer fee of $12,000 and a payment of $800 for each meeting of the Board of Directors or committee of the Board of Directors attended. Committee Chairmen received $1,000 for attendance at committee meetings. Non-officer directors who have ceased to be directors and who have reached age 65 with five or more years of service on the Board of Directors are entitled to receive an annual retirement benefit equal to the greater of $16,000 or the amount of the annual retainer fee in effect on the date the director ceases to be a director. This benefit will be paid monthly to the retired director until the earlier of the death of the retired director or for the number of years of credited service of such director as a member of the Board of Directors of the Company.

  The Company has entered into a Trust Agreement with Meridian Trust Company for the benefit of directors. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the Trustee to enable it to purchase annuity contracts to fund the retirement benefits in the event of a change in control of the Company.

1988 DIRECTOR OPTION PLAN

  In April, 1988, the Board of Directors adopted the 1988 Director Option Plan to encourage equity ownership in the Company by outside, non-employee directors. Present and future directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the Plan, which is administered by a committee of three persons, at least one of whom must be a director who is not eligible to participate in the Plan. The present Committee is Carl S. Watts, Philip J. Baur, Jr., and John M. Pettine.

  Under the Plan, and to the extent options are made available by the Committee, options are granted automatically to any eligible director who elects to receive stock options in lieu of retainer fees. The number of option shares granted is determined by dividing that portion of the director's annual retainer which the director elects to apply to acquire stock options by the option price. The annual retainer for purposes of this calculation is the amount which the director will receive for serving as a director in the relevant plan year, exclusive of fees for attendance at meetings of the Board and committees of the Board. The option price is determined by the Committee at the time the options are granted but may not be less than $1.00 or more than the then fair market value minus $1.00. Options granted under the Plan are non-statutory options and are exercisable at any time after the first anniversary of the grant of the option, but before the later of (a) 180 days after the director ceases to be a director of the Company or (b) five years after the date of its grant. In 1994 no new options were granted to any director.

  At the 1994 Annual Meeting of Shareholders of the Company, the Shareholders approved the adoption of the 1993 Replacement Option Plan (P&J Spin-Off). This Plan was originally adopted by the Board of Directors of the Company in June, 1993 in connection with the spin-off of all of the stock of Phillips & Jacobs, Incorporated (now known as PrimeSource Corporation) to the shareholders of the Company. The sole purpose of this Plan was to provide for the grant of stock options to certain non-employee directors of the Company as replacements for options held by such directors which were canceled pursuant to the Plan of Distribution effecting the spin-off of the stock of Phillips & Jacobs, Incorporated. No further awards may be made under this Plan. See "PRINCIPAL HOLDERS OF VOTING SECURITIES", Note 9 on page 3.

                     COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants, keeping the Board informed with respect to the Company's accounting policies and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit. James L. Everett, III is the Chairman of the Audit Committee and Messrs. Fred C. Aldridge, Jr., Myron S. Gelbach, Jr. and Harold F. Still, Jr. are members of the Committee. During the fiscal year ended December 31, 1994, there were two meetings of the Audit Committee.

  The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President and Chief Executive Officer and the other key executive officers of the Company, including salary, bonus and benefits under the various compensation plans maintained by the Company. Judith M. von Seldeneck is Chairman of the Compensation Committee and Myron S. Gelbach, Jr., Nelson G. Harris, and Harold F. Still, Jr. are members of the Committee. During the fiscal year ended December 31, 1994, there were two meetings of the Compensation Committee.

  The Board of Directors has a standing Executive Committee. The Committee consults with management on operational matters and makes recommendations, where appropriate, to the Board for its approval. Nelson G. Harris is the Chairman of the Executive Committee and Carl S. Watts, Fred C. Aldridge, Jr. and James L. Everett, III are members of the Committee. During the fiscal year ended December 31, 1994, there was one meeting of the Executive Committee.

  The Board of Directors has a standing Nominating Committee charged with the responsibility of reporting their recommendations annually to the Board with respect to those persons for whose election as Directors by the shareholders proxies shall be solicited by the Board of Directors and the filling of any vacancy among the shareholder-elected Directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee, and, if nominated or elected, that he or she will serve as a Director. Recommendations should be sent to the Secretary of the Company. Philip J. Baur, Jr. is the Chairman of the Nominating Committee and Carl S. Watts, Nelson G. Harris and Myron S. Gelbach, Jr. are members of the Committee. The Committee met on January 20, 1995, to consider and recommend the candidates to be nominated for election at this meeting.

  EXECUTIVE OFFICERS (NOT ALSO DIRECTORS):

  WILLIAM E. MAHONEY (age 55) -- Mr. Mahoney was elected Vice President, Human Resources, in December, 1984. He joined the Company in 1972 and served as Director of Industrial Relations and Personnel from 1982 to 1984.

  W. DAN NAGLE (age 48) -- Mr. Nagle was elected Vice President, Sales and Marketing in November 1989. He joined the Company in 1984 as Director of Marketing and became Director of National Sales in 1986.

  BROOKES A. BRITCHER, JR. (age 49) -- Mr. Britcher was elected Vice President, Manufacturing effective January, 1994. Mr. Britcher was Vice President--Engineering from January, 1984 to January, 1994. He joined the Company in 1976. Mr. Britcher resigned as Vice President, Manufacturing, on April 21, 1995.

  PAUL M. WOITE (age 55) -- Mr. Woite was elected Vice President,
Manufacturing, on April 21, 1995. Mr. Woite was Manager, Maintenance Operations from May 1989 to October 1993 and Director, Engineering & Maintenance from October 1993 to April 1995. He joined the Company in 1963.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the three fiscal years ended December 31, 1994.

                        SUMMARY COMPENSATION TABLE (1)

                                               LONG-TERM
NAME                  ANNUAL COMPENSATION   COMPENSATION (2)
AND                   -------------------   ----------------
PRINCIPAL                                        STOCK          ALL OTHER
POSITION             YEAR  SALARY   BONUS       OPTIONS      COMPENSATION (3)
---------            ---- -------- -------- ---------------- ----------------
C. S. Watts          1994 $260,000 $135,000      35,000           $3,273
President &          1993  225,000  125,000      38,000            1,077
CEO                  1992  191,346  100,000      20,000            1,070
J. M. Pettine        1994  148,000   66,000       7,500              520
Vice Pres. &         1993  141,500   59,000      23,000              522
CFO                  1992  131,000   51,000       8,000              520
W.D. Nagle           1994  133,000   60,000       7,500              819
Vice Pres.,          1993  126,500   48,000      22,250              823
Sales & Mktg.        1992  118,000   41,000       6,000              774
B. A. Britcher, Jr.  1994  136,000   53,000       7,500            1,948
Vice Pres.,          1993  121,000   44,000      16,500            1,859
Manufacturing        1992  116,000   37,000       6,000              778
W. E. Mahoney        1994  128,500   55,000       7,500            3,586
Vice Pres.,          1993  122,500   46,000      16,500            1,872
Human Res.           1992  116,000   39,000       6,000            1,742

--------
(1) This table does not include columns for Other Annual Compensation, Restricted Stock Awards, and Long-Term Incentive Plan Payouts. The Company had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer.
(2) See description on page 15. In addition, at year-end, W. D. Nagle held 422 shares of restricted stock which had a market value of $5,539. Restrictions will lapse by October 18, 1995. Mr. Nagle receives dividends on these shares.
(3) Includes contributions made for all executive officers under the Company's Thrift Plan and term life insurance premiums paid on behalf of each executive. In 1994 Messrs. Watts, Pettine, Nagle, Britcher and Mahoney each received contributions of $450 under the Thrift Plan and imputed values of $2,823, $70, $369, $1,498 and $3,136, respectively, for term life insurance premiums.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on fiscal year 1994 grants of options to the named executives to purchase shares of the Company's common stock. These grants of options were granted under the Company's 1985 Stock Option Plan, the Company's 1991 Long Term Incentive Plan and the 1994 Long Term Incentive Plan which was adopted by the Board of Directors subject to shareholder approval (see page 18).

                                  INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------
                                  % OF TOTAL
                                   OPTIONS
                                  GRANTED TO    EXERCISE
                      OPTIONS    EMPLOYEES IN    OR BASE   EXPIRATION    GRANT DATE
  NAME               GRANTED(1) FISCAL YEAR(2) PRICE/SHARE    DATE    PRESENT VALUE(3)
  -----------------  ---------- -------------- ----------- ---------- ----------------
C. S. Watts            35,000       41.42%       $13.00    12/06/2004     $63,541
J. M. Pettine           7,500        8.88         13.00    12/06/2004      13,616
W. D. Nagle             7,500        8.88         13.00    12/06/2004      13,616
B. A. Britcher, Jr.     7,500        8.88         13.00    12/06/2004      13,616
W. E. Mahoney           7,500        8.88         13.00    12/06/2004      13,616

--------
(1) One-fifth of the options become exercisable on grant and one-fifth on each anniversary of grant until fully exercisable after four years from grant.
(2) The Company granted options representing 84,500 shares to key executives in fiscal 1994.
(3) The Company used the Black-Scholes model of option valuation, discounted by 50% to reflect lack of marketability, non-transferability, the fact that the options may be subject to forfeiture, and the fact that only a portion of the options are immediately exercisable, to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten year option term for the grants. Other assumptions used for the valuations are: risk-free rate of return of 8.0%; annual dividend yield of 4.19%; and volatility of 27.52%.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

  The following table provides information on option exercises in fiscal year 1994 by the named executive officers and the value of such officers' unexercised options at December 31, 1994.

                                                                             VALUE OF UNEXERCISED IN-THE-
                                               NUMBER OF UNEXERCISED                    MONEY
                       SHARES                OPTIONS AT FISCAL YEAR-END     OPTIONS AT FISCAL YEAR-END(1)
                      ACQUIRED    VALUE   -------------------------------- --------------------------------
                     ON EXERCISE REALIZED TOTAL  EXERCISABLE UNEXERCISABLE TOTAL  EXERCISABLE UNEXERCISABLE
                     ----------- -------- ------ ----------- ------------- ------ ----------- -------------
C. W. Watts             None        $0    73,000   33,000       40,000     $4,375    $875        $3,500
J. M. Pettine           None         0    30,500   18,500       12,000        938     188           750
W. D. Nagle             None         0    29,750   19,750       10,000        938     188           750
B. A. Britcher, Jr.     None         0    24,000   14,000       10,000        938     188           750
W. E. Mahoney           None         0    24,000   14,000       10,000        938     188           750

--------
(1) These columns represent the difference on December 31, 1994 between the market price of the Company stock and the option exercise price.

                                 PENSION PLAN

  The following table shows the approximate annual retirement benefits which will be payable in total under the Company's Pension Plan and Supplemental Executive Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.


                  FINAL
                 AVERAGE                                     YEARS OF SERVICE
               REMUNERATION                                  15 OR MORE YEARS
               ------------                                  -----------------
                 125,000                                         $ 56,250
                 150,000                                           67,500
                 175,000                                           78,750
                 200,000                                           90,000
                 225,000                                          101,250
                 250,000                                          112,500
                 300,000                                          135,000
                 350,000                                          157,500

  The Company has a defined benefit, non-contributory pension plan which covers substantially all employees, including the executive officers named above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered by the plan includes salaries and bonuses paid to plan participants as reflected in the Summary Compensation Table (see page 14). Benefits under the plan are calculated as a percentage of average remuneration over the last five years of employment, which percentage depends on the employee's total number of years of service. Benefits under the pension plan are subject to reduction for Social Security and are presently restricted under Federal tax law to a maximum of $120,000 per year. Additional benefits may be payable under the Supplemental Executive Retirement Plan (SERP) described below. Messrs. Watts, Pettine, Nagle, Britcher and Mahoney have 27 3/4, 27 1/2, 11, 19 and 22 3/4 years, respectively, of credited service under the plan.

  The Supplemental Executive Retirement Plan adopted by the Board of Directors effective February 18, 1983, and amended by the Board of Directors on May 15, 1987 to provide for benefits to the surviving spouse of a deceased employee in the same percentage or proportion, if any, as the surviving spouse would be entitled to receive under the Tasty Baking Company Pension Plan, is designed and intended to encourage key executives to continue in the service of the Company by providing them upon their retirement with a supplemental retirement benefit equal to the difference between (i) 45% of the average 60 highest calendar months compensation paid by the Company or subsidiary, as the case may be, during the 120 calendar months immediately preceding the executive's separation from service, and (ii) the sum of the executive's primary Social Security Benefits, payments for which the executive would be eligible from the Tasty Baking Company Pension Plan on a single life annuity basis, and any other retirement benefits for which the executive is eligible.

  The Company has also entered into a Trust Agreement with Meridian Trust Company for the benefit of the participants in the SERP. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the trustee to enable it to purchase annuity contracts to fund the SERP in the event of a change in control of the Company.

TERMINATION ARRANGEMENTS

  In 1988, certain key executives entered into Employment Agreements with the Company which contained termination arrangements. Pursuant to those arrangements, Messrs. Watts, Pettine, Nagle, Britcher, and Mahoney will receive annually for three years $290,000, $154,000, $142,000, $142,000, and $134,500, respectively, upon termination of their employment under the following circumstances: (a) termination by the Company except for cause or upon death, retirement or three years prior notice, (b) termination by the executive because his authority or duties are changed so as to be inconsistent with his training and experience or (c) termination by the executive because of a breach of his Employment Agreement by the Company. This payment would be in addition to any other damages which the executive may suffer as a result of such termination.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

  The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, and 1994 Long Term Incentive Plan. The Company's Compensation Committee (the "Committee") (See p. 13) annually considers and makes recommendations to the Board of Directors as to executive compensation including changes in base salary and bonuses.

  Consistent with the above-noted purpose of the executive compensation program, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return (See p. 18) is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals which should lead to a favorable stock price. The corporate performance measures which the Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years, with budgets, with the Company's competitors and peer group.

  The Compensation Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. The Committee then exercises business judgment based on all of these criteria and the purposes of the executive compensation program.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Mr. Watts, President and Chief Executive Officer of the Company, joined the Company in 1967 and held a variety of positions in the Sales and Marketing Department until he became President in February 1991 and Chief Executive Officer on May 1, 1992. For fiscal year 1994, Mr. Watts was awarded a bonus of $135,000 under the Management Incentive Plan and 35,000 stock options valued at $63,541 (see page 15). His base salary for 1995 was increased from $260,000 to $290,000.

  In determining its recommendations of Mr. Watts' compensation, the Committee considered that the Company has continued to perform well over the past year in a difficult economic environment, enabling shareholders to realize a total return of 9.2% as compared to a total return of -0.1% under the Wilshire 5000 index and -12.2% for the Peer Group (See p. 18). For the fiscal year 1994, income from continuing operations before the impact of a restructuring charge was $6,520,000 or $1.06 per share, compared to $5,687,000 or $0.93 per share, earned in 1993, representing increases of 15% and 14%, respectively.

  The Committee concluded that in view of the Company's performance as outlined above and Mr. Watts' contributions in furtherance of the Company's strategic plans and corporate goals, it was appropriate that Mr. Watts be awarded bonus compensation and stock options as outlined above and that his base salary for 1994 be adjusted. Accordingly, it made its recommendations with respect to bonus and salary to the Board of Directors, which, after consideration, accepted those recommendations.

                                          The Compensation Committee

                                          Judith M. von Seldeneck, Chairman
                                          Myron S. Gelbach, Jr.
                                          Nelson G. Harris
                                          Harold F. Still, Jr.

                               PERFORMANCE GRAPH

  The following line graph compares the five year cumulative total shareholder return on the Company's Common Stock with (i) the Wilshire 5000 and (ii) a peer group consisting of four snack food companies which include Flowers Industries, Interstate Bakeries, Lance, Inc. and J&J Snack Foods Corp. The returns of each peer group company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.


                             [GRAPH APPEARS HERE]

                                      PEER       WILSHIRE
AS OF                 TASTY          GROUP           5000
12/31/89               1.00           1.00           1.00
12/31/90               0.68           0.52           0.94
12/31/91               0.99           0.96           1.26
12/31/92               1.08           1.08           1.37
12/31/93               1.31           1.20           1.53
12/31/94               1.44           1.06           1.53

  Assumes $100 invested on December 31, 1989 in Tasty Baking Company Common Stock, the Wilshire 5000 Index and Peer Group Common Stock. Total shareholder returns assume reinvestment of dividends, including in 1993 the treatment of the P&J Spin-Off as a cash dividend of $8.66 per share (the market value of the P&J stock at the time of the dividend adjusted for the dividend ratio). The stock price performance shown above is not necessarily indicative of future price performance.

                 ADOPTION OF THE 1994 LONG TERM INCENTIVE PLAN

  Effective December 6, 1994, the Board of Directors adopted (subject to shareholder approval) the 1994 Long Term Incentive Plan (the "1994 Plan"), a copy of which is attached to this Proxy Statement as Annex II. The 1994 Plan provides for the granting of (i) "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) "non-statutory" stock options and (iii) shares of the Company's Common Stock, par value $0.50 per share, which are subject to forfeiture under the circumstances specified in the 1994 Plan ("restricted stock"). The purpose of the 1994 Plan is to reward and provide incentives for key executives of the Company by providing them with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in its continued success and progress. The 1994 Plan is also intended to aid the Company in attracting executive personnel of exceptional ability.

  The following are the key provisions of the 1994 Plan and apply to incentive stock options, non-statutory stock options and restricted stock granted under the Plan unless specifically noted:

    1. Number of Shares. The aggregate maximum number of shares authorized to be issued under the 1994 Plan pursuant to grants of stock options or restricted stock is five percent of the Company's issued and outstanding Common Stock. The aggregate maximum number of shares of the Company's Common Stock which may be the subject of incentive stock options is 250,000, adjusted for any changes in the Company's capitalization.

    2. Administration. The 1994 Plan is administered by a separate Committee of the Board of Directors (the "Committee") to be comprised of directors who satisfy the requirements of "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and to the extent feasible, the requirements of "outside directors" within the meaning of the regulations under Section 162(m) of the Code. The Committee consists of Judith M. von Seldeneck, Chairman, Myron S. Gelbach, Jr. and Harold F. Still, Jr.

    3. Eligibility. The class of employees eligible to receive options or restricted stock is Key Executives of the Company (who may also be Directors of the Company), as selected by the Committee. The Company currently has approximately 10 Key Executives.

    4. Term of Plan. If approved by the shareholders, the 1994 Plan will be effective December 6, 1994, and will remain in effect until all shares issuable upon the exercise of options granted under the 1994 Plan have been issued or the options have been terminated. No incentive stock options may be awarded after December 5, 2004. The Board of Directors may terminate the 1994 Plan at any time without prejudice to the holders of any then outstanding options.

    5. Options.

      a. Term of Option. All options will lapse at the earlier of the expiration of the option term specified by the Committee (not more then ten years in the case of incentive stock options) or three months following the date on which an employee's employment with the Company terminates, whether voluntarily or involuntarily, for any reason, other than death. If employment is terminated because of the employee's death, the option will lapse one year thereafter, but in no event later than the option expiration date.

      b. Option Price. The option price will be determined by the Committee and, in the case of incentive stock options, will be no less than the fair market value of the shares on the date that the option is granted. The closing price of the Company's Common Stock on April 4, 1995 was $13.00 per share.

      c. Special Rules for Certain Shareholders. If an incentive stock option is granted to a key employee who then owns, directly or by attribution under the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company, the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

      d. Size of Grant. The number of shares for which an option is granted to an employee will be determined by the Committee; however no Eligible Employee may be awarded options to purchase more than 100,000 shares of Common Stock during the original term of the 1994 Plan.

      e. Status of Options. The status of each grant of options as an incentive stock option or non-statutory stock option will be defined at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options.

      f. Payment. An employee must pay for option shares at the time of exercise, and no shares shall be issued until such payment has been made. Payment may be made in cash, other shares of Common Stock owned by the employee (other than stock acquired by exercise of an incentive stock option which has not been held for the requisite "holding period") or by a combination of cash and Common Stock. With the consent of the Committee payment may also be made by withholding that number of shares otherwise to be issued pursuant to the options being exercised having an aggregate fair market value equal to the total option price at the date of the exercise.

      g. Option Contract. All options will be evidenced by a written contract containing provisions consistent with the 1994 Plan and such other provisions as the Committee deems appropriate.

      h. Transferability. No option is transferable other than by will or the laws of descent and distribution, and only the employee or his guardian or legal representative may exercise any option during the employee's lifetime.

    6. Restricted Stock.

      a. Forfeiture. All shares of restricted stock granted under the 1994 Plan become nonforfeitable five years after the date of grant or when the employee retires with the approval of the Company, if earlier. Such shares also become nonforfeitable if the employee dies while in the Company's employ. If during the five years following the date of grant, the employee's employment with the Company or its subsidiaries terminates, whether voluntarily or involuntarily, for any reason other than approved retirement or death, all shares of restricted stock granted under the 1994 Plan are immediately forfeited and cancelled.

      b. Transferability. If restricted stock is voluntarily or involuntarily transferred by the employee at any time before it becomes nonforfeitable, such restricted stock is immediately forfeited and cancelled.

      c. Other Terms and Conditions. The Committee may establish other terms and conditions for the issuance of restricted stock under the 1994 Plan.

    7. Amendments. The Board of Directors may from time to time amend the 1994 Plan, however, no amendment which modifies the requirements for eligibility for participating in the 1994 Plan, increases materially either the benefits accruing to participants or the number of shares which may be issued under the 1994 Plan, or extends the duration of the 1994 Plan, may be adopted without the prior approval of the shareholders of the Company.

    8. Antidilution. The number of shares authorized to be issued under the 1994 Plan, the number of shares subject to any unexercised option, and the nature of the securities which may be issued thereunder, in each case are subject to adjustments as a result of stock splits, stock dividends, or other subdivisions or combinations of the Common Stock, or reorganizations, mergers, consolidations, divisions or reclassifications affecting the Company.

FEDERAL TAX CONSEQUENCES OF 1994 LONG TERM INCENTIVE PLAN

  The following is a summary of the principal federal income tax consequences of the 1994 Plan, based on tax laws and regulations in effect on the date of this proxy statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 1994 Plan.

  No taxable income will be recognized by the recipient of an incentive stock option upon either the grant or exercise of the option. However, the amount by which the fair market value of a share at the time of exercise exceeds the option price will be taken into account in computing the employee's "alternative minimum taxable income" in the year an incentive stock option is exercised for purposes of the "alternative minimum tax" imposed by Section 55 of the Code. The Company will not be allowed a deduction by reason of the grant or exercise of an incentive stock option, provided the recipient of such option does not dispose of the shares issued upon exercise within two years from the date the option was granted nor within one year after the shares were transferred to him on exercise of the option. The recipient will recognize long-term capital gain or loss on a disposition of such shares after the foregoing holding periods have been satisfied. If the recipient fails to satisfy these holding period requirements, any gain recognized upon any disposition of the shares will be taxed upon disposition as ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the option price (or, in the case of certain dispositions, the excess of the amount realized on a disposition over the option price, if such excess is less), and the Company will be entitled to a deduction in that amount. The balance of the gain, if any, will be long-term or short-term capital gain, depending upon the length of time the shares were held prior to disposition.

  No taxable income will be recognized by the recipient of a non-statutory stock option. Upon the exercise of such an option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the employee, and the Company will be entitled to a corresponding deduction.

  Special rules are applicable to the use of common stock of the Company as payment for shares purchased upon exercise of incentive stock options and non-statutory stock options.

  No taxable income will be recognized by the recipient upon the grant of restricted stock unless the recipient elects under Section 83(b) of the Code to be taxed at that time. Otherwise, when the restricted stock becomes nonforfeitable, the fair market value thereof at such date will be included in the recipient's ordinary income for such year. In either case, the Company will be entitled to a corresponding deduction at the time the recipient is taxed.

VOTE REQUIRED FOR APPROVAL

  The 1994 Long Term Incentive Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1994 LONG TERM
                                           ---
INCENTIVE PLAN.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Shareholders will be asked to approve the selection by the Company of Coopers & Lybrand L.L.P. as independent certified public accountants for the fiscal year ending December 30, 1995 Coopers & Lybrand L.L.P. is the Company's present independent certified public accountant. Representatives of the firm will be present at the meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders concerning the accounts of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF COOPERS & LYBRAND
                                           ---
L.L.P.

                                OTHER BUSINESS

  The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.

                     PROPOSALS FOR THE 1996 ANNUAL MEETING

  Any proposal which a shareholder of the Company intends to present at the 1996 Annual Meeting must be received by the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129, not later than December 31, 1995 for inclusion in the Company's proxy statement and proxy relating to the 1996 Annual Meeting.

   ANNUAL REPORT ON FORM 10-K FILED WITH SECURITIES AND EXCHANGE COMMISSION

  A copy of the Company's Annual Report for its fiscal year ended December 31, 1994, as required to be filed with the Securities and Exchange Commission on Form 10-K, may be obtained, without charge, by any shareholder, upon written request directed to Elizabeth H. Gemmill, Vice President and Secretary, Tasty Baking Company, 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

                                          By Order of the Board of Directors
                                                  Elizabeth H. Gemmill
                                                      Vice President and
                                                       Secretary

                                                                         ANNEX I

                              TASTY BAKING COMPANY

                    PROPOSED CHARTER AND BY-LAWS AMENDMENTS

1. CLASSIFICATION OF DIRECTORS.

  a. Amendment to Article SIXTH of the Articles of Incorporation:

  SIXTH. The number of directors of the corporation shall be fixed from time to time by or pursuant to its by-laws, but the number shall never be less than three and, until after the annual meeting of shareholders to be held in 1998, shall never be more than ten. Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws; one class to hold office for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At the annual meetings of shareholders of the corporation to be held in 1987 through 1997, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified. Effective with the election of directors at the annual meeting of shareholders to be held in 1998, the successors to the class of directors whose term expires at that meeting and thereafter shall be elected to hold office for a one year term and until their successors are elected and qualified.

  Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

  Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article SIXTH or any provision hereof at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

  b. Amendment to Article III of the By-Laws.

  Section 1. The number of directors which shall constitute the board shall never be less than three (3) and, until after the annual meeting of shareholders to be held in 1998, shall never be more than ten (10). The Board of Directors may by a vote of not less than a majority of the authorized number of directors increase or decrease the number of directors from time to time, without a vote of the shareholders provided, however, that any such decrease shall not eliminate any director then in office. Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in these by-laws; one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. The number of directors in each class shall be determined by a vote of not less than a majority of the authorized number of directors. At the annual meeting of shareholders of the corporation to be held in 1987 through 1997, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified. Effective with the election of directors at the annual meeting of shareholders to be held in 1998, the successors to the class of directors whose term expires at that meeting and thereafter shall be elected to hold office for a one year term and until their successors are elected and qualified.

  Section 2. Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these bylaws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998. Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these by-laws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Section 2, or any provision hereof at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

  Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

  Section 4. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

  [Section 5 through 17 not affected.]

2. SUPERMAJORITY VOTE.

  New Article SEVENTH to Articles of Incorporation:

    SEVENTH. Notwithstanding anything contained in any other provision of these Articles of Incorporation to the contrary or the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order to approve or authorize any Business Combination (as hereinafter defined) which has not been approved by seventy-five percent (75%) of the directors then in office. The term "Business Combination" as used in this Article SEVENTH shall mean any of the following:

      (a) any merger or consolidation of the corporation or any subsidiary thereof with any other corporation if either (1) such merger or consolidation is required by law to be approved or authorized by the shareholders or (2) as a result of such merger or consolidation, the total number of shares of common stock of the surviving corporation to be issued or delivered in connection therewith plus the number of shares initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered in connection therewith exceeds 15% of the number of shares of common stock outstanding immediately prior to the effective date of such merger or consolidation;

      (b) any sale, lease, exchange or other disposition (in one or a series of transactions) of all, or substantially all, of the property and assets of the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

      (c) the dissolution or any liquidation of the assets of the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

      (d) the issuance or transfer by the corporation or any subsidiary thereof of any securities of the corporation or any subsidiary thereof in exchange for cash, securities or property (or a combination thereof) in one transaction or a series of transactions which is or are required by law or by any agreement to which the corporation is a party to be approved or authorized by the shareholders;

      (e) any share exchange or division with respect to the corporation or any subsidiary thereof which is required by law to be approved or authorized by the shareholders;

      (f) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its subsidiaries, which is required by law or by any agreement to which the corporation is a party to be approved or authorized by the shareholders.

The provisions of this Article SEVENTH shall apply only to Business Combinations which are submitted to the shareholders for approval at any annual or special meeting of shareholders held not later than the annual meeting of shareholders to be held in 1998.

  Notwithstanding anything contained in these Articles of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or by the by-laws of the corporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal this Article SEVENTH or any provision hereof at any annual or special meeting of shareholders until after the annual meeting of shareholders to be held in 1998.

                                                                        ANNEX II

                              TASTY BAKING COMPANY

                         1994 LONG TERM INCENTIVE PLAN

A. PURPOSE

  The Tasty Baking Company 1994 Long Term Incentive Plan (the "Plan") is intended to reward and provide incentives for key employees of Tasty Baking Company (the "Company") and its subsidiaries by providing them, by means of authorized stock awards, with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in its continued success and progress. The Plan is also intended to aid the Company in attracting key personnel of exceptional ability.

B. ADMINISTRATION

  1. The Plan is to be administered by a Committee (the "Committee") of the Board of Directors. The Committee shall consist solely of two or more directors who are "disinterested persons" within the meaning of Regulation 16b-3 under
Section 16 of the Securities Exchange Act of 1934, as such regulation may be amended from time to time. To the extent feasible, the members of the Committee shall also be "outside directors" as that term is defined in the Treasury Regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The members of the Committee shall be appointed from time to time by the Board of Directors.

  2. No member of the Committee shall be eligible to participate in the Plan.

  3. The Committee shall have the power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to the Plan and to interpret and rule on any questions respecting any provision of the Plan. The Committee shall have the authority to establish and administer performance-based compensation goals for grants of certain non-statutory options and Restricted Stock hereunder and to certify that the performance goals are attained, in each case as described in the Treasury Regulations under
Section 162(m) of the Internal Revenue Code, as amended from time to time.

  4. Decisions of the Committee concerning the Plan shall be binding on the Company and on all Eligible Employees and Participants (as such terms are defined herein).

C. ELIGIBILITY

  1. Officers and other key employees of the Company or its subsidiaries who are designated Key Employees by the Committee (the "Eligible Employees") will be eligible for participation in the Plan.

  2. No Director of the Company who is not also an employee of the Company is eligible to participate in the Plan.

D. AUTHORIZED STOCK AWARDS

  1. The awards authorized under the Plan are grants of options to purchase shares of the Company's common stock and/or grants of restricted stock.

  2. Subject to the provisions of the Plan, the Committee is authorized and empowered to award to Eligible Employees in the Plan any one or more grants in such amounts and combinations and upon such terms and conditions as it shall determine.

  3. The term "Participant" as used herein shall mean and include Eligible Employees who are granted stock awards in accordance with this Plan.

E. GRANTS OF STOCK OPTIONS

  1. Stock options may be either (i) incentive stock options as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or
(ii) non-statutory stock options or any combination thereof. The status of each grant as an incentive stock option or non-statutory stock option shall be clearly defined at time of grant; provided, however, that in the event the aggregate fair market value (determined as of the date(s) of grant) of the shares of common stock with respect to which incentive stock options become exercisable for the first time by a Participant exceeds $100,000 in any calendar year, the options with respect to the excess shares will be non-statutory stock options. No Eligible Employee may be granted under this Plan stock options to purchase stock in excess of 100,000 shares of Company common stock during the original term of this Plan.

  2. The Committee shall have authority to grant to Eligible Employees options to purchase shares of common stock upon such terms and conditions as it shall establish, subject to the following restrictions and requirements:

    (i) The option price per share of an incentive stock option shall not be less than the fair market value of the shares at the date of grant. The option price of any option may be paid in shares of common stock of the Company, except that a share of stock acquired by exercise of an incentive stock option which has not been held for a requisite holding period (the "Holding Period") cannot be tendered as part of the option price. A share shall be deemed to have been held for the requisite Holding Period if held for two years from the date of the grant of the stock option to the Participant and for one year after the issuance of such share to the Participant. Notwithstanding the foregoing, with the consent of the Committee, the option price may be paid by withholding that number of shares subject to the option exercise whose aggregate fair market value at the date of exercise equals the option price; in addition, with the consent of the Committee, sufficient shares subject to the option exercise (valued at the fair market value thereof at such date) may also be withheld to pay any Federal, state or local tax due on account of the exercise of the option. Any shares of common stock tendered hereunder shall be valued at the fair market value on the date of exercise.

    (ii) No incentive stock option shall be exercisable after the expiration of ten years from the date of grant.

    (iii) Notwithstanding the provisions of (i) and (ii) above, no incentive stock option shall be granted to an individual who, immediately after the grant, would own more than 10% of the voting stock of the Company, a parent or a subsidiary, unless (a) the option price is at least 110% of the fair market value of the shares at the date of grant, and (b) the option is not exercisable after the expiration of five years from the date of grant.

    (iv) During the lifetime of a Participant, only such Participant, or his guardian or legal representative, may exercise any option. In the event of termination of employment of a Participant holding one or more options for any reason other than death, the term of such options shall expire on a date not later than three months after termination.

    (v) In the event of termination of employment due to death of a Participant holding one or more options, the term of such options shall expire not later than the earlier of (a) twelve months from the date of termination, or (b) the expiration date set forth in the option.

    (vi) No option granted hereunder shall be transferable by the Participant other than by will or the laws of descent and distribution.

    (vii) A Participant or his guardian, legal representative, heir or legatee, entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it in whole at any time or in part from time to time by delivery to the Company at its principal office in Philadelphia, Pennsylvania, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. No shares shall be issued until full payment therefor has been made, and the granting of an option shall give such Participant no rights as a shareholder except as to shares actually issued to him.

    (viii) The Plan is intended to provide common stock for investment and not for resale. A Participant granted an option under this Plan agrees to give prompt written notice to the Company of the disposition of any shares within either two years from the date of grant of the option or one year after the issuance of any shares to such Participant. The notice shall show the number of shares disposed of. As used herein the term "disposition" has the meaning ascribed to it by Section 424(c) of the Code and includes any sale, exchange, gift or transfer of legal title of the stock.

F. GRANTS OF RESTRICTED STOCK

  1. The Committee shall have authority to grant to Eligible Employees awards of shares of common stock of the Company as compensation for services rendered to the Company, upon such terms and conditions as it shall establish, but subject, nevertheless, to the following restrictions (herein "Restricted Stock"):

    (i) If a Participant's employment with the Company is terminated prior to the expiration of 5 years from the date of grant by reason of discharge, release in the best interests of the Company, voluntary quit or retirement without the approval of the Company, the shares of Restricted Stock issued in the name of such Participant pursuant to such grant shall be forfeited and cancelled forthwith.

    (ii) If at any time before Restricted Stock granted hereunder becomes nonforfeitable, a Participant shall directly or indirectly, voluntarily or involuntarily, transfer such Restricted Stock whether by sale, assignment, gift, court order, operation of law, equitable or other distribution after divorce, separation, bankruptcy, insolvency proceedings, or otherwise, any such shares of Restricted Stock issued in the name of such Participant under the Plan shall be forfeited and cancelled forthwith.

    (iii) Upon the expiration of 5 years from the date of grant, or upon the retirement of a Participant with the approval of the Company, if earlier, all shares of Restricted Stock awarded to such Participant shall become nonforfeitable.

    (iv) If a Participant dies while in the employ of the Company, all shares of Restricted Stock awarded to such participant shall become nonforfeitable and shall be delivered to the beneficiary designated by such Participant pursuant to such rules and regulations as may be established by the Committee.

    (v) Subject to the foregoing restrictions, a Participant shall have all of the rights and be entitled to all of the benefits of ownership of Restricted Stock granted hereunder.

G. SHARES AUTHORIZED UNDER THE PLAN

  1. The number of shares of common stock authorized to be issued pursuant to grant of stock options or restricted stock under the Plan shall not exceed 5% of the issued and outstanding common stock of the Company; provided, however, that the total number of shares which may be the subject of incentive stock options shall not exceed 250,000.

  2. All common stock covered by options granted under the Plan which expire, shall thereupon be available for awards to Eligible Employees.

  3. No fractional shares of common stock shall be issued pursuant to the Plan.

  4. Common stock may be issued from authorized and unissued shares or out of shares held in the Company's treasury, or both.

H. ANTIDILUTION PROVISIONS

  Except as otherwise provided herein, the following provisions shall apply to all common stock authorized for issuance, including shares of restricted stock, under the Plan:

    (i) In the event of a stock dividend, stock split, or other subdivision or combination of the common stock, the number of shares of common stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of common stock subject to unexercised stock options.

    (ii) In the event that the outstanding shares of common stock are changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, division, reclassification or combination, appropriate adjustment shall be made in the number of shares and kind of common stock for which options may be or may have been granted under the Plan and shares of restricted stock granted under the Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event, provided, however, that in the event of any contemplated transaction which may constitute a change in control of the Company, the Committee may modify any and all outstanding options, so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's right to exercise any such option or to terminate the forfeiture provisions of any restricted stock granted under the Plan.

I. AMENDMENTS

  All amendments to the Plan shall be in writing and shall be effective when approved by the Board of Directors, provided, however, that no amendment shall be made to modify the requirements for eligibility for participation in the Plan, to increase materially either the benefits accruing to participants under the Plan or the number of shares which may be issued under the Plan, or to continue the Plan in effect beyond the time established in Section J.2 without the prior approval of the shareholders of the Company.

J. OTHER PROVISIONS

  1. The Plan became effective on December 6, 1994.

  2. The Plan shall remain in effect until all shares issuable upon the exercise of options granted under the Plan have been satisfied by the issuance of common stock or terminated under the terms of the Plan, provided that no incentive stock options under the Plan may be awarded on or after December 5, 2004.

  3. Notwithstanding the provisions of Section J.2, the Board of Directors may terminate the Plan at any time, but no such action by the Board of Directors shall adversely affect the rights of Participants under the Plan with respect to outstanding awards.

  4. The options and common stock issued pursuant to the Plan shall be deemed restricted securities as defined by Rule 144 unless and until all appropriate listing, registration and qualification requirements have been met, free of any conditions unacceptable to the Board of Directors, or other action has been taken to comply with the Securities Act of 1933 and other pertinent laws and regulations. In the absence of an effective registration statement relating to the issuance of such shares under the Securities Act of 1933, the Company's obligation to issue shares under the Plan shall be subject to the Company being satisfied that the shares being issued are being acquired for investment and not with a view to the distribution thereof.

  5. Whenever common stock is to be issued or delivered pursuant to options and/or restricted stock granted hereunder, the Company shall have the right to require the Participant to remit an amount sufficient to satisfy any applicable Federal, state and local withholding taxes prior to delivery of any certificate for such shares.

  6. The award of a grant of stock options and/or restricted stock shall not be construed as giving a Participant the right to be retained in the employ of the Company or a subsidiary of the Company. The Company or a subsidiary may at any time dismiss a Participant from employment for any reason without regard to the effect such dismissal will have on his rights under the Plan and any such Participant shall have no claim under the Plan except as may be expressly provided therein.

                             TASTY BAKING COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Proxy for the Annual Meeting of Shareholders June 2, 1995 at 11:00 A.M.


       The undersigned hereby constitutes and appoints Philip J. Baur, Jr. and Carl S. Watts or any one of them, (with full power to act alone), with full power of substitution, to vote all of the common stock of Tasty Baking Company which the undersigned has the full power to vote at the Annual Meeting of Shareholders of Tasty Baking Company to be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote on each matter set forth, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

                           (CONTINUED ON OTHER SIDE)

                                                     FOR    WITHHELD

1.  Election of Directors:
    Nominees:  Class 3 - Philip J. Baur, Jr.         [_]       [_]
                       - Judith M. von Seldeneck

                                                  For, except vote withheld
                                                  from the following
                                                  nominee:

                                                  -------------------------

                                                  FOR    AGAINST    ABSTAIN

2.  Amendment to the Company's Articles of        [_]      [_]        [_]
    Incorporation and By-Laws to provide for the continuation of a classified Board of Directors and the requirement of an affirmative vote of 75% of the shareholders of the Company's common stock to remove a director until the Annual Meeting of Shareholders to be held in 1998.

3.  Amendment to the Company's Articles of        [_]      [_]        [_]
    Incorporation to continue the provision
    for 75% affirmative vote of the share-
    holders to approve certain business
    combinations until the Annual Meeting of Shareholders to be held in 1998.

4.  Adoption of 1994 Long Term Incentive Plan.    [_]      [_]        [_]

5.  Approval of the selection of Coopers          [_]      [_]        [_]
    Lybrand L.L.P. as independent public
    accountants for the fiscal year ending
    December 30, 1995.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted for proposals 1, 2, 3, 4 and 5 and in accordance with the instructions of the Board of Directors, on all other matters which may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)                                         DATE
             --------------------------------------      ---------------------

(NOTE: Shareholder's signatures should be exactly as name appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title and, if more than one, all should sign.)